Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Liza Montgomery
Corporate Communications
203.338.5280
Elizabeth.Montgomery@peoples.com

FOR IMMEDIATE RELEASE

April 21, 2016

People’s United Financial Reports First Quarter Net Income of $62.9 Million, or $0.21 Per Share, and Announces Dividend Increase

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $62.9 million, or $0.21 per share, for the first quarter of 2016, compared to $59.2 million, or $0.20 per share, for the first quarter of 2015, and $70.8 million, or $0.23 per share, for the fourth quarter of 2015. Included in the results for the fourth quarter of 2015 was a net after-tax gain of $6.1 million ($0.02 per share) resulting from the sale of the Company’s payroll services business.

The Company’s Board of Directors voted to increase the common stock dividend to an annual rate of $0.68 per share. Based on the closing stock price on April 20, 2016, the dividend yield on People’s United Financial common stock is 4.1 percent. The quarterly dividend of $0.17 per share is payable May 15, 2016 to shareholders of record on May 1, 2016.

“Our performance this quarter reflects our continued focus on further improving profitability, while moving the company forward with a long-term view,” commented Jack Barnes, President and Chief Executive Officer. “Net income increased six percent from a year ago, driven by solid net interest income growth and effective expense management. In what is typically a seasonally slower quarter for loan growth, total period-end loans grew one percent annualized. Residential mortgage results remained strong with growth of 11 percent annualized, while commercial loan balances were slightly lower from year-end. However, on a quarterly average basis, commercial loans grew more than four percent annualized. We also experienced annualized organic deposit growth of 11 percent in the quarter, driven by our continued emphasis on franchise-wide cross-sell and deposit gathering efforts.”

Barnes continued, “We remain committed to making investments that create value for both customers and shareholders. As such, we are pleased to announce today the acquisition of Eagle Insurance Group, a full-service agency and customer-focused commercial insurance broker based in eastern Massachusetts. The acquisition deepens the Company’s presence in the region as well as expands our already strong relationships and expertise in commercial lines.”

Barnes concluded, “Finally, we are also pleased to announce our 23rd consecutive annual dividend increase, which demonstrates our commitment to deliver shareholder value through the consistent return of capital.”

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People’s United Financial, Inc. Reports 1Q Earnings

“Ongoing efforts to improve operating leverage through revenue growth and proactively managing costs were evident in the quarter,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Revenues grew two percent from the prior year quarter due to higher net interest income, while total expenses were better than the first quarter expectations we set forth at year-end. Net interest income continued to benefit from loan growth as well as our decision to increase the securities portfolio in recent periods due to the prolonged low interest rate environment. Even with this increase, the securities portfolio as a percentage of total assets remains low relative to peers at 17 percent.”

Rosato concluded, “We maintained excellent asset quality across each portfolio, as net charge-offs as a percentage of average loans were only nine basis points for the quarter. Capital ratios were once again strong, especially given the Company’s diversified business mix and history of exceptional credit risk management.”

At March 31, 2016, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.7 percent and 11.6 percent, respectively, and the tangible equity ratio stood at 7.3 percent. For People’s United Bank N.A., common equity tier 1 capital and total risk-based capital ratios were 10.9 percent and 13.0 percent, respectively, at March 31, 2016.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.09 percent in the first quarter of 2016, consistent with the fourth quarter of 2015, and an improvement from 0.11 percent in the first quarter of 2015. For the originated loan portfolio, non-performing loans equaled 0.61 percent of loans at March 31, 2016, compared to 0.58 percent at December 31, 2015 and 0.68 percent at March 31, 2015.

Return on average assets of 0.65 percent for the first quarter of 2016 declined from 0.75 percent in the fourth quarter of 2015 and 0.66 percent in the first quarter of 2015. Return on average tangible stockholders’ equity of 9.4 percent in the first quarter of 2016 declined from 10.7 percent in the fourth quarter of 2015, but increased from 9.2 percent in the first quarter of 2015.

People’s United Financial, a diversified financial services company with over $39 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

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People’s United Financial, Inc. Reports 1Q Earnings

1Q 2016 Financial Highlights

Summary

•	Net income totaled $62.9 million, or $0.21 per share.

•	Net interest income totaled $240.1 million in 1Q16 compared to $238.8 million in 4Q15.

•	Net interest margin decreased four basis points from 4Q15 to 2.83% reflecting:

•	New loan volume at rates higher than the existing portfolio (increase of three basis points).

•	Increase in average investment, deposit and borrowing balances (decrease of five basis points).

•	One less calendar day in 1Q16 (decrease of two basis points).

•	Provision for loan losses totaled $10.5 million.

•	Net loan charge-offs totaled $6.0 million, of which $1.9 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.09% in 1Q16.

•	Reflects a $6.3 million increase in the originated allowance for loan losses.

•	Non-interest income was $82.3 million in 1Q16 compared to $93.3 million in 4Q15.

•	Gain on sale of the payroll services business totaled $9.2 million in 4Q15.

•	Insurance revenue increased $1.8 million.

•	Bank service charges decreased $1.2 million.

•	Commercial banking lending fees decreased $1.1 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.4 billion and $5.6 billion, respectively, at March 31, 2016, compared to $9.9 billion and $5.6 billion, respectively, at December 31, 2015.

•	Non-interest expense totaled $217.3 million in 1Q16 compared to $217.0 million in 4Q15.

•	Compensation and benefits increased $2.1 million, primarily reflecting seasonally-higher payroll-related costs in 1Q16.

•	Regulatory assessments expense increased $0.9 million.

•	Professional and outside services expense decreased $0.5 million.

•	Other non-interest expense includes a $2.5 million charge for writedowns of banking house assets in 4Q15.

•	The efficiency ratio was 62.7% in 1Q16 compared to 61.0% in 4Q15 (see page 14).

•	The effective income tax rate was 33.5% for 1Q16 and 33.4% for the full-year of 2015.

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People’s United Financial, Inc. Reports 1Q Earnings

Commercial Banking

•	Commercial loans decreased $19 million from December 31, 2015.

•	The mortgage warehouse portfolio increased $2 million from December 31, 2015.

•	Average commercial loans totaled $20.4 billion in 1Q16, an increase of $216 million, or 4% annualized, from 4Q15.

•	Commercial deposits totaled $9.4 billion at March 31, 2016 compared to $8.9 billion at December 31, 2015.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.59% at March 31, 2016 compared to 0.51% at December 31, 2015.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $131.2 million at March 31, 2016 compared to $117.6 million at December 31, 2015.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.92% at March 31, 2016 compared to 0.90% at December 31, 2015.

•	The commercial originated allowance for loan losses represented 156% of originated non-performing commercial loans at March 31, 2016 compared to 177% at December 31, 2015.

Retail Banking

•	Residential mortgage loans increased $144 million, or 11% annualized, from December 31, 2015.

•	Average residential mortgage loans totaled $5.5 billion in 1Q16, an increase of $101 million, or 7% annualized, from 4Q15.

•	Home equity loans decreased $24 million from December 31, 2015.

•	Average home equity loans totaled $2.1 billion in 1Q16, unchanged from 4Q15.

•	Retail deposits (excluding brokered deposits) totaled $17.1 billion at March 31, 2016 compared to $16.9 billion at December 31, 2015.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.57% at March 31, 2016 compared to 0.71% at December 31, 2015.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.90% at March 31, 2016 compared to 0.92% at December 31, 2015.

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People’s United Financial, Inc. Reports 1Q Earnings

Conference Call

On April 21, 2016, at 8 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per share data)	2016	2015	2015	2015	2015
Earnings Data:
Net interest income (fully taxable equivalent)	$247.4	$245.3	$241.1	$237.0	$233.9
Net interest income	240.1	238.8	234.8	230.4	228.1
Provision for loan losses	10.5	9.7	6.2	7.7	9.8
Non-interest income (1)	82.3	93.3	87.1	83.0	89.0
Non-interest expense	217.3	217.0	214.2	211.8	217.6
Operating non-interest expense (2)	n/a	213.2	214.1	208.8	211.6
Income before income tax expense	94.6	105.4	101.5	93.9	89.7
Net income	62.9	70.8	68.4	61.7	59.2
Operating earnings (2)	n/a	67.2	68.4	63.7	63.2

Selected Statistical Data:
Net interest margin (3)	2.83%	2.87%	2.87%	2.88%	2.91%
Return on average assets (3)	0.65	0.75	0.73	0.67	0.66
Operating return on average assets (2), (3)	n/a	0.71	0.73	0.70	0.71
Return on average tangible assets (3)	0.69	0.79	0.78	0.71	0.70
Return on average stockholders’ equity (3)	5.3	6.0	5.8	5.3	5.1
Return on average tangible stockholders’ equity (3)	9.4	10.7	10.5	9.5	9.2
Operating return on average tangible stockholders’ equity (2), (3)	n/a	10.2	10.5	9.8	9.9
Efficiency ratio (2)	62.7	61.0	61.7	61.6	61.9

Common Share Data:
Basic and diluted earnings per share	$0.21	$0.23	$0.23	$0.20	$0.20
Operating earnings per share (2)	n/a	0.22	0.23	0.21	0.21
Dividends paid per share	0.1675	0.1675	0.1675	0.1675	0.165
Dividend payout ratio	80.6%	71.5%	73.9%	81.8%	83.7%
Operating dividend payout ratio (2)	n/a	75.3	73.9	79.2	78.3
Book value per share (end of period)	$15.80	$15.62	$15.64	$15.51	$15.55
Tangible book value per share (end of period) (2)	8.94	8.73	8.75	8.59	8.58
Stock price:
High	16.27	16.93	16.95	16.64	15.45
Low	13.62	15.00	14.69	14.92	13.97
Close (end of period)	15.93	16.15	15.73	16.21	15.20
Common shares (end of period) (in millions)	303.27	302.86	302.39	302.11	301.18
Weighted average diluted common shares (in millions)	301.86	301.38	301.00	300.09	299.15

(1)	Three months ended December 31, 2015 includes a $9.2 million net gain resulting from the sale of People’s United Bank’s payroll services business.
(2)	Effective with the quarter ended March 31, 2016, certain expenses are no longer considered to be non-operating expenses. Accordingly, operating metrics are not applicable. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2016	2015	2015	2015	2015
Financial Condition Data:
Total assets (1)	$39,181	$38,872	$37,472	$37,177	$36,401
Loans	28,511	28,411	27,672	27,562	26,929
Securities	6,732	6,449	5,921	5,756	5,577
Short-term investments (2)	251	380	245	196	250
Allowance for loan losses	216	211	208	205	201
Goodwill and other acquisition-related intangible assets	2,079	2,088	2,085	2,091	2,097
Deposits	29,106	28,417	28,280	27,435	27,150
Borrowings	3,717	4,307	2,997	3,563	3,143
Notes and debentures (1)	1,050	1,033	1,039	1,024	1,036
Stockholders’ equity	4,791	4,732	4,731	4,686	4,682
Total risk-weighted assets (3):
People’s United Financial, Inc.	29,744	29,646	28,990	28,688	28,100
People’s United Bank, N.A.	29,738	29,621	28,953	28,648	28,084
Non-performing assets (4)	189	182	210	221	209
Net loan charge-offs	6.0	6.2	4.1	3.2	7.2

Average Balances:
Loans	$28,159	$27,853	$27,496	$27,125	$26,504
Securities (5)	6,498	6,133	5,880	5,577	5,325
Short-term investments (2)	348	247	245	223	276
Total earning assets	35,005	34,233	33,621	32,925	32,105
Total assets (1)	38,694	37,900	37,251	36,611	35,762
Deposits	28,721	28,481	27,810	27,236	26,579
Borrowings	3,664	3,187	3,304	3,215	3,018
Notes and debentures (1)	1,044	1,037	1,028	1,034	1,035
Total funding liabilities	33,429	32,705	32,142	31,485	30,632
Stockholders’ equity	4,761	4,736	4,700	4,689	4,663

Ratios:
Net loan charge-offs to average total loans (annualized)	0.09%	0.09%	0.06%	0.05%	0.11%
Non-performing assets to originated loans, real estate owned and repossessed assets (4)	0.68	0.66	0.78	0.83	0.80
Originated allowance for loan losses to:
Originated loans (4)	0.75	0.73	0.74	0.73	0.74
Originated non-performing loans (4)	123.3	127.3	108.1	102.9	107.5
Average stockholders’ equity to average total assets	12.3	12.5	12.6	12.8	13.0
Stockholders’ equity to total assets	12.2	12.2	12.6	12.6	12.9
Tangible stockholders’ equity to tangible assets (6)	7.3	7.2	7.5	7.4	7.5
Total risk-based capital (3):
People’s United Financial, Inc.	11.6	11.7	11.8	11.8	11.9
People’s United Bank, N.A.	13.0	12.6	12.8	12.9	13.1

(1)	Prior period amounts have been adjusted to reflect the reclassification of debt issuance costs from total assets to notes and debentures.
(2)	Includes securities purchased under agreements to resell.
(3)	March 31, 2016 amounts and ratios are preliminary.
(4)	Excludes acquired loans.
(5)	Average balances for securities are based on amortized cost.
(6)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	March 31,	Dec. 31,	March 31,
(in millions)	2016	2015	2015
Assets
Cash and due from banks	$302.7	$334.8	$306.8
Short-term investments	251.0	380.5	250.0

Total cash and cash equivalents	553.7	715.3	556.8

Securities:
Trading account securities, at fair value	6.8	6.7	8.3
Securities available for sale, at fair value	4,746.1	4,527.7	4,356.8
Securities held to maturity, at amortized cost	1,678.8	1,609.6	897.4
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	299.9	305.4	314.2

Total securities	6,731.6	6,449.4	5,576.7

Loans held for sale	31.5	34.5	49.7

Loans:
Commercial real estate	10,046.4	10,028.8	9,470.4
Commercial and industrial	7,707.1	7,748.7	7,405.5
Equipment financing (1)	2,977.8	2,973.3	2,821.3
Residential mortgage	5,600.8	5,457.0	5,050.6
Consumer	2,178.6	2,203.1	2,181.5

Total loans	28,510.7	28,410.9	26,929.3
Less allowance for loan losses	(215.5)	(211.0)	(200.9)

Total loans, net	28,295.2	28,199.9	26,728.4

Goodwill and other acquisition-related intangible assets	2,079.0	2,087.8	2,096.6
Bank-owned life insurance	346.7	346.5	344.4
Premises and equipment	252.1	257.8	268.4
Other assets (2)	891.2	780.6	780.2

Total assets	$39,181.0	$38,871.8	$36,401.2

Liabilities
Deposits:
Non-interest-bearing	$6,091.4	$6,178.6	$5,761.9
Savings, interest-bearing checking and money market	18,134.9	17,420.7	16,086.4
Time	4,879.2	4,818.1	5,301.6

Total deposits	29,105.5	28,417.4	27,149.9

Borrowings:
Federal Home Loan Bank advances	3,063.1	3,463.8	2,165.9
Customer repurchase agreements	351.2	469.5	496.0
Federal funds purchased	303.0	374.0	480.0
Other borrowings	—	—	1.0

Total borrowings	3,717.3	4,307.3	3,142.9

Notes and debentures (2)	1,050.4	1,033.1	1,036.2
Other liabilities	516.6	382.4	390.3

Total liabilities	34,389.8	34,140.2	31,719.3

Stockholders’ Equity
Common stock	3.9	3.9	3.9
Additional paid-in capital	5,344.3	5,337.7	5,304.2
Retained earnings	889.6	880.8	833.2
Accumulated other comprehensive loss	(134.7)	(177.2)	(140.6)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(150.0)	(151.8)	(157.2)
Treasury stock, at cost	(1,161.9)	(1,161.8)	(1,161.6)

Total stockholders’ equity	4,791.2	4,731.6	4,681.9

Total liabilities and stockholders’ equity	$39,181.0	$38,871.8	$36,401.2

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Prior period amounts have been adjusted to reflect the reclassification of debt issuance costs from total assets to notes and debentures.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per share data)	2016	2015	2015	2015	2015
Interest and dividend income:
Commercial real estate	$86.8	$86.1	$85.7	$86.4	$85.3
Commercial and industrial	60.3	59.6	59.3	58.7	57.2
Equipment financing (1)	33.3	33.1	33.2	31.6	31.7
Residential mortgage	43.9	43.0	41.9	40.3	40.2
Consumer	18.6	18.1	18.1	18.0	18.1

Total interest on loans	242.9	239.9	238.2	235.0	232.5
Securities	34.5	33.8	31.2	29.0	27.5
Loans held for sale	0.2	0.3	0.4	0.4	0.2
Short-term investments	0.4	0.2	0.1	0.1	0.1

Total interest and dividend income	278.0	274.2	269.9	264.5	260.3

Interest expense:
Deposits	25.2	24.6	24.8	23.9	22.2
Borrowings	5.0	3.3	2.9	2.7	2.6
Notes and debentures	7.7	7.5	7.4	7.5	7.4

Total interest expense	37.9	35.4	35.1	34.1	32.2

Net interest income	240.1	238.8	234.8	230.4	228.1
Provision for loan losses	10.5	9.7	6.2	7.7	9.8

Net interest income after provision for loan losses	229.6	229.1	228.6	222.7	218.3

Non-interest income:
Bank service charges	23.8	25.0	26.1	25.4	24.2
Investment management fees	11.1	10.8	10.8	11.3	10.8
Operating lease income	10.4	10.5	10.5	10.5	10.8
Insurance revenue	9.3	7.5	9.1	6.5	7.6
Commercial banking lending fees	8.1	9.2	10.3	9.8	13.3
Cash management fees	6.0	6.1	6.4	6.1	5.9
Customer interest rate swap income, net	3.3	3.6	3.4	2.2	5.3
Brokerage commissions	3.0	3.1	3.1	3.2	3.2
Net gains on sales of residential mortgage loans	0.9	1.3	1.5	2.0	0.7
Net (losses) gains on sales of acquired loans	—	—	—	(0.2)	1.9
Gain on sale of business, net of expenses	—	9.2	—	—	—
Other non-interest income	6.4	7.0	5.9	6.2	5.3

Total non-interest income (2)	82.3	93.3	87.1	83.0	89.0

Non-interest expense:
Compensation and benefits	114.1	112.0	113.4	109.3	114.8
Occupancy and equipment	37.5	37.0	37.0	36.8	38.7
Professional and outside services	17.4	17.9	17.0	17.3	15.8
Operating lease expense	9.2	9.4	9.2	9.2	9.3
Regulatory assessments	8.0	7.1	9.5	9.2	9.3
Amortization of other acquisition-related intangible assets	5.8	6.1	5.9	6.0	5.9
Other non-interest expense	25.3	27.5	22.2	24.0	23.8

Total non-interest expense (2)	217.3	217.0	214.2	211.8	217.6

Income before income tax expense	94.6	105.4	101.5	93.9	89.7
Income tax expense	31.7	34.6	33.1	32.2	30.5

Net income	$62.9	$70.8	$68.4	$61.7	$59.2

Basic and diluted earnings per common share	$0.21	$0.23	$0.23	$0.20	$0.20

(1)	Represents loans and leases held by People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.
(2)	Total non-interest income includes $9.2 million of non-operating income for the three months ended December 31, 2015. Total non-interest expense includes $3.8 million, $0.1 million, $3.0 million and $6.0 million of non-operating expenses for the three months ended December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2016			December 31, 2015			March 31, 2015
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments (2)	$347.8	$0.4	0.47%	$247.1	$0.2	0.21%	$275.9	$0.1	0.20%
Securities (3)	6,498.0	38.7	2.38	6,133.1	37.7	2.46	5,325.0	30.7	2.31
Loans:
Commercial real estate	9,997.6	86.8	3.47	9,911.1	86.1	3.48	9,401.6	85.3	3.63
Commercial and industrial	7,478.1	63.4	3.39	7,426.5	62.2	3.35	7,063.1	59.8	3.38
Equipment financing	2,951.9	33.3	4.52	2,874.3	33.1	4.62	2,832.9	31.7	4.48
Residential mortgage	5,540.3	44.1	3.18	5,440.6	43.3	3.17	5,010.1	40.4	3.23
Consumer	2,191.7	18.6	3.40	2,200.7	18.1	3.31	2,196.4	18.1	3.30

Total loans	28,159.6	246.2	3.50	27,853.2	242.8	3.49	26,504.1	235.3	3.55

Total earning assets	35,005.4	$285.3	3.26%	34,233.4	$280.7	3.28%	32,105.0	$266.1	3.32%

Other assets (4)	3,688.8			3,666.6			3,657.1

Total assets	$38,694.2			$37,900.0			$35,762.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,992.3	$—	—%	$6,049.3	$—	—%	$5,603.2	$—	—%
Savings, interest-bearing checking and money market	17,905.6	12.7	0.29	17,453.7	11.6	0.27	15,692.0	10.0	0.26
Time	4,823.6	12.5	1.03	4,977.6	13.0	1.05	5,284.1	12.2	0.92

Total deposits	28,721.5	25.2	0.35	28,480.6	24.6	0.35	26,579.3	22.2	0.33

Borrowings:
Federal Home Loan Bank advances	2,880.0	4.4	0.61	2,353.8	2.8	0.47	2,058.0	2.2	0.42
Customer repurchase agreements	389.6	0.2	0.19	434.9	0.2	0.20	486.6	0.2	0.18
Federal funds purchased	394.0	0.4	0.44	398.5	0.3	0.23	472.5	0.2	0.17
Other borrowings	—	—	—	—	—	—	1.0	—	1.78

Total borrowings	3,663.6	5.0	0.54	3,187.2	3.3	0.40	3,018.1	2.6	0.34

Notes and debentures (4)	1,043.8	7.7	2.96	1,037.5	7.5	2.90	1,034.5	7.4	2.85

Total funding liabilities	33,428.9	$37.9	0.45%	32,705.3	$35.4	0.43%	30,631.9	$32.2	0.42%

Other liabilities	504.5			458.7			467.1

Total liabilities	33,933.4			33,164.0			31,099.0
Stockholders’ equity	4,760.8			4,736.0			4,663.1

Total liabilities and stockholders’ equity	$38,694.2			$37,900.0			$35,762.1

Net interest income/spread (5)		$247.4	2.81%		$245.3	2.85%		$233.9	2.90%

Net interest margin			2.83%			2.87%			2.91%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Prior period amounts have been adjusted to reflect the reclassification of debt issuance costs from other assets to notes and debentures.
(5)	The fully taxable equivalent adjustment was $7.3 million, $6.5 million and $5.8 million for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2016	2015	2015	2015	2015
Originated non-performing loans:
Commercial:
Commercial and industrial	$41.5	$44.9	$62.9	$52.4	$42.6
Equipment financing	41.1	27.5	29.4	38.3	34.9
Commercial real estate	35.9	30.2	31.8	36.5	43.3

Total	118.5	102.6	124.1	127.2	120.8

Retail:
Residential mortgage	31.1	37.2	38.2	40.9	37.5
Home equity	18.9	19.5	21.0	21.4	19.4
Other consumer	—	0.1	—	0.1	0.1

Total	50.0	56.8	59.2	62.4	57.0

Total originated non-performing loans (1)	168.5	159.4	183.3	189.6	177.8

REO:
Residential	8.2	7.1	10.8	14.8	16.5
Commercial	5.4	5.5	8.2	10.6	10.2

Total REO	13.6	12.6	19.0	25.4	26.7

Repossessed assets	7.3	9.5	7.3	5.5	4.3

Total non-performing assets	$189.4	$181.5	$209.6	$220.5	$208.8

Acquired non-performing loans (contractual amount) (2)	$27.4	$30.0	$38.4	$41.5	$74.8

Originated non-performing loans as a percentage of originated loans	0.61%	0.58%	0.68%	0.71%	0.68%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.68	0.66	0.78	0.83	0.80
Tangible stockholders’ equity and originated allowance for loan losses	6.49	6.38	7.37	7.91	7.52

(1)	Reported net of government guarantees totaling $16.2 million at March 31, 2016, $16.9 million at December 31, 2015, $17.3 million at September 30, 2015, $16.6 million at June 30, 2015 and $17.5 million at March 31, 2015.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2016	2015	2015	2015	2015
Allowance for loan losses on originated loans:
Balance at beginning of period	$202.9	$198.1	$195.1	$191.1	$188.1
Charge-offs	(7.4)	(7.8)	(6.1)	(6.0)	(8.1)
Recoveries	1.7	1.6	2.0	2.8	0.9

Net loan charge-offs	(5.7)	(6.2)	(4.1)	(3.2)	(7.2)
Provision for loan losses	10.4	11.0	7.1	7.2	10.2

Balance at end of period	207.6	202.9	198.1	195.1	191.1

Allowance for loan losses on acquired loans:
Balance at beginning of period	8.1	9.4	10.3	9.8	10.2
Charge-offs	(0.3)	—	—	—	—
Provision for loan losses	0.1	(1.3)	(0.9)	0.5	(0.4)

Balance at end of period	7.9	8.1	9.4	10.3	9.8

Total allowance for loan losses	$215.5	$211.0	$207.5	$205.4	$200.9

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.92%	0.90%	0.91%	0.90%	0.91%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.30	0.28	0.28	0.26	0.26
Total originated allowance for loan losses as a percentage of:
Originated loans	0.75	0.73	0.74	0.73	0.74
Originated non-performing loans	123.3	127.3	108.1	102.9	107.5

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2016	2015	2015	2015	2015
Commercial:
Commercial and industrial	$2.2	$3.5	$1.4	$1.4	$2.1
Equipment financing	1.6	1.4	1.0	0.5	1.1
Commercial real estate	0.7	(0.1)	0.5	(0.4)	2.8

Total	4.5	4.8	2.9	1.5	6.0

Retail:
Home equity	1.4	1.1	0.6	1.1	0.5
Other consumer	0.1	0.2	0.2	0.1	0.3
Residential mortgage	—	0.1	0.4	0.5	0.4

Total	1.5	1.4	1.2	1.7	1.2

Total net loan charge-offs	$6.0	$6.2	$4.1	$3.2	$7.2

Net loan charge-offs to average total loans (annualized)	0.09%	0.09%	0.06%	0.05%	0.11%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets and related lease termination costs; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Effective with the quarter ended March 31, 2016, recurring writedowns of banking house assets and certain severance-related costs are no longer considered to be non-operating expenses. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO AND OPERATING NON-INTEREST EXPENSE

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2016	2015	2015	2015	2015
Total non-interest expense	$217.3	$217.0	$214.2	$211.8	$217.6

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	—	(2.5)	—	(2.7)	(5.3)
Severance-related costs	—	(1.3)	(0.1)	(0.3)	(0.7)

Total	—	(3.8)	(0.1)	(3.0)	(6.0)

Operating non-interest expense	n/a	213.2	214.1	208.8	211.6

Operating lease expense (1)	(9.2)	(9.4)	(9.2)	(9.2)	(9.3)
Amortization of other acquisition-related intangible assets	(5.8)	(6.1)	(5.9)	(6.0)	(5.9)
Other (2)	(1.5)	(2.2)	(1.8)	(1.8)	(2.0)

Total non-interest expense for efficiency ratio	$200.8	$195.5	$197.2	$191.8	$194.4

Net interest income (FTE basis)	$247.4	$245.3	$241.1	$237.0	$233.9
Total non-interest income	82.3	93.3	87.1	83.0	89.0

Total revenues	329.7	338.6	328.2	320.0	322.9
Adjustments:
Operating lease expense (1)	(9.2)	(9.4)	(9.2)	(9.2)	(9.3)
BOLI FTE adjustment	0.5	0.5	0.6	0.7	0.6
Net security gains	(0.1)	—	—	—	—
Gain on sale of business, net of expenses	—	(9.2)	—	—	—
Other (3)	(0.7)	—	(0.1)	—	—

Total revenues for efficiency ratio	$320.2	$320.5	$319.5	$311.5	$314.2

Efficiency ratio	62.7%	61.0%	61.7%	61.6%	61.9%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

TANGIBLE EQUITY RATIO

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2016	2015	2015	2015	2015
Total stockholders’ equity	$4,791	$4,732	$4,731	$4,686	$4,682
Less: Goodwill and other acquisition-related intangible assets	2,079	2,088	2,085	2,091	2,097

Tangible stockholders’ equity	$2,712	$2,644	$2,646	$2,595	$2,585

Total assets	$39,181	$38,872	$37,472	$37,177	$36,401
Less: Goodwill and other acquisition-related intangible assets	2,079	2,088	2,085	2,091	2,097

Tangible assets	$37,102	$36,784	$35,387	$35,086	$34,304

Tangible equity ratio	7.3%	7.2%	7.5%	7.4%	7.5%

TANGIBLE BOOK VALUE PER SHARE
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in millions, except per share data)	2016	2015	2015	2015	2015
Tangible stockholders’ equity	$2,712	$2,644	$2,646	$2,595	$2,585

Common shares issued	399.54	399.24	398.84	398.66	397.81
Less: Shares classified as treasury shares	89.04	89.06	89.05	89.06	89.05
Unallocated ESOP shares	7.23	7.32	7.40	7.49	7.58

Common shares	303.27	302.86	302.39	302.11	301.18

Tangible book value per share	$8.94	$8.73	$8.75	$8.59	$8.58

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions, except per share data)	2015	2015	2015	2015
Net income, as reported	$70.8	$68.4	$61.7	$59.2

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	2.5	—	2.7	5.3
Severance-related costs	1.3	0.1	0.3	0.7
Gain on sale of business, net of expenses	(9.2)	—	—	—

Total pre-tax adjustments	(5.4)	0.1	3.0	6.0
Tax effect	1.8	(0.1)	(1.0)	(2.0)

Total adjustments, net of tax	(3.6)	—	2.0	4.0

Operating earnings	$67.2	$68.4	$63.7	$63.2

Earnings per share, as reported	$0.23	$0.23	$0.20	$0.20

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	—	0.01	0.01
Severance-related costs	—	—	—	—
Gain on sale of business, net of expenses	(0.02)	—	—	—

Total adjustments per share	(0.01)	—	0.01	0.01

Operating earnings per share	$0.22	$0.23	$0.21	$0.21

Average total assets	$37,900	$37,251	$36,611	$35,762

Operating return on average assets (annualized)	0.71%	0.73%	0.70%	0.71%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY
	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2015	2015	2015	2015
Operating earnings	$67.2	$68.4	$63.7	$63.2

Average stockholders’ equity	$4,736	$4,700	$4,689	$4,663
Less: Average goodwill and average other acquisition-related intangible assets	2,092	2,088	2,094	2,100

Average tangible stockholders’ equity	$2,644	$2,612	$2,595	$2,563

Operating return on average tangible stockholders’ equity (annualized)	10.2%	10.5%	9.8%	9.9%

OPERATING DIVIDEND PAYOUT RATIO
	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,
(dollars in millions)	2015	2015	2015	2015
Dividends paid	$50.6	$50.6	$50.5	$49.5

Operating earnings	$67.2	$68.4	$63.7	$63.2

Operating dividend payout ratio	75.3%	73.9%	79.2%	78.3%